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                                                                    EXHIBIT 3.01

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           SHEARSON LOEB RHOADES INC.


            UNDER SECTION 245 OF THE DELAWARE GENERAL CORPORATION LAW

            We, Sanford I. Weill, Chairman of the Board, and Barbara C. Kullen, Secretary, of Shearson Loeb Rhoades Inc. a corporation existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

            FIRST: That the Corporation was originally incorporated under the name Carter, Berlind & Weill, Inc. on January 21, 1965.

            SECOND: That the amendments to the Corporation's Certificate of Incorporation, as heretofore restated and amended and supplemented, effected by this Certificate are as follows:

            1. To change the name of the Corporation to Shearson/American Express Inc.

            2. To reduce the authorized capital stock of the Corporation.

            3. To eliminate the right and option of the Corporation to purchase shares of its Common Stock acquired by employees upon the exercise of options.

            4. To empower the Board of Directors of the Corporation to determine the net book value of shares of Common Stock whenever the Corporation elects to issue Preferred Stock in exchange for shares of Common Stock held by an "approved person" or a "parent" which ceases to qualify as such.

            5. To provide that dividends may not be declared which would impair capital.

            6. To omit the names and addresses of incorporators.

            7. To eliminate, as duplicative of statutory law, provisions to the effect that (a) the Corporation is to have perpetual existence, (b) stockholders will not be subject to the payment of corporate debts, and
      (c) no preemptive rights exist.

            8. To conform the provisions relating to indemnification and transactions between the Corporation and its officers and directors to the Delaware General Corporation Law as currently in effect.

            9. To provide that the election of directors need not be by ballot.


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            THIRD: That the amendments and the restatement of the Certificate of
Incorporation, as heretofore restated and amended and supplemented, have been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

            FOURTH: That the text of the Certificate of Incorporation of the Corporation, as heretofore restated and amended and supplemented, is hereby restated, as further amended by this Certificate, to read in full as follows:


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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         SHEARSON/AMERICAN EXPRESS INC.

                              --------------------

        PURSUANT TO THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                              --------------------

                                   ARTICLE I
                                      NAME

            The name of the corporation (hereinafter referred to as the "Corporation") is:

                        SHEARSON / AMERICAN EXPRESS INC.

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

            The registered office of the Corporation in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware 19801.

                                  ARTICLE III
                          CORPORATE PURPOSES AND POWERS

            The nature of the business of the Corporation and the objects and purposes to be transacted, promoted or carried on by it are:

            (a) To engage in the securities business, including each and every field, portion and aspect thereof, in any and all capacities whatsoever. As used in this certificate the term "securities" shall include bonds, debentures, notes, bills, evidences of indebtedness, shares of stock, warrants, options, rights, certificates, receipts, certificates of interest or participations in any profit-sharing agreement, collateral trust certificates, pre-organization certificates or subscriptions, investment contracts, voting trust certificates, fractional undivided interests in oil, gas or other mineral rights, certificates of deposit or certificates of interest or participation in, temporary or interim certificates for; receipts for, guarantees of, or warrants or rights to subscribe to or purchase, any of the foregoing, or any other instruments or interests in the nature of securities of any kind whatsoever, issued or created by any person or public authority; the term "person" shall include any person, partnership, firm, corporation, company, joint stock company, syndicate, association, trust or other business organization, domestic or foreign; the term "public authority" shall include the United States of America and any other country or nation and any state, territory, province, dominion, protectorate, possession, colony, dependency, municipality, district, or other political subdivision, branch, agency or instrumentality thereof; and the term "issuer" shall include any person or public authority issuing, creating or responsible for any securities.

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            (b) To act as an underwriter, broker, trader or investor in or with respect to securities.

            (c) To purchase, subscribe for, acquire, hold, own, lend, sell, exchange, assign, transfer, mortgage, pledge, hypothecate, guarantee, deal in and otherwise effect any and all transactions, of any kind, character or description whatsoever, in or with respect to securities.

            (d) To hold as custodian, nominee or otherwise securities belonging to others, and to exercise while the holder or owner of securities all the rights, powers and privileges of ownership, including the right to vote thereon and give consents with respect thereto, whether by proxy or otherwise.

            (e) To do any and all acts and things necessary, advisable or desirable for the preservation, protection, improvement and enhancement in value of any securities held or owned by the Corporation or in which the Corporation is interested, and to aid by loan, subsidy, guaranty or otherwise the issuers of such securities or any other person in which the Corporation is interested.

            (f) To render advisory, investigatory, supervisory, investment, managerial or other services to any person or public authority, whether or not in connection with the promotion, organization, reorganization, recapitalization, liquidation, consolidation or merger of any person or public authority or in connection with the issuance, underwriting, sale or distribution of any securities, and to act as an investment advisor, pursuant to an investment advisory contract or otherwise, to any investment company or common trust fund or to any other person or public authority.

            (g) To cause, and to promote or take charge of, the promotion, organization, reorganization, recapitalization, liquidation, consolidation or merger of any person or public authority.

            (h) To maintain with and for customers accounts with respect to securities and/or commodities of any kind, character or description whatsoever, including margin accounts, and to guarantee the signatures of customers and others.

            (i) To make and issue any and all trust, depositary, interim and other receipts and certificates of deposit for any securities or interest therein.

            (j) To acquire and hold membership in, or otherwise secure membership or trading privileges on, any securities exchange, board of trade, commodities exchange, clearing corporation or association, or similar institutions located within or without the United States, and to acquire and hold membership in any association of brokers, securities dealers or commodities dealers, or in any other organization or association.

            (k) To purchase or otherwise acquire, borrow, hold, own, lend, mortgage, pledge, turn to account in any manner, import, export, sell, distribute or otherwise dispose of, and generally to deal in, commodities and products (including any future interest therein) and merchandise, articles of commerce, materials, personal and real property of

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      every kind, character and description whatsoever, and any interests therein or instruments evidencing rights to acquire such interests, either as principal or as a factor or broker, or as commercial, sales, business, or financial agent or representative, general or special, or in any other capacity whatsoever for the account of any person or public authority, and in connection therewith or otherwise to guarantee any and all obligations relating to transactions made on any commodities exchange, board of trade or similar institution.

            (l) To buy, sell and deal in foreign exchange and in notes, open accounts and other similar evidences of debt.

            (m) To act in any capacity whatsoever as financial, commercial or business agent, factor, broker or representative, general or special, for any person or public authority.

            (n) To engage in any business or transaction relative to petroleum, petroleum products, gas and other minerals and mineral products, and to purchase or otherwise acquire, hold, own, lease, sell or otherwise dispose of, exercise, exchange, mortgage, pledge, exploit, drill upon, deal in and otherwise turn to account any and all lands and interests in lands in, on or under which petroleum, gas and other minerals are or may be located and any and all interests in petroleum, petroleum products, gas and other minerals and mineral products.

            (o) To transact a general real estate agency and brokerage business, including acting as agent, broker or attorney in fact for any person or public authority in sale and leaseback transactions and generally in buying, selling and dealing in real property and any interests and estates therein, on commission or otherwise; renting and managing of estates; making, arranging for or obtaining loans upon such property; and supervising, managing and protecting such property and all loans, interests in and claims affecting the same.

            (p) To engage in any commercial, mercantile, manufacturing, industrial or trading business of any kind, character or description whatsoever, and to do all things incidental to such business.

            (q) To make, enter into and carry out any arrangements with any person or public authority; to obtain therefrom or otherwise to acquire, whether by purchase, lease, assignment or otherwise, any powers, rights, privileges, immunities, franchises, guaranties, grants and concessions; and to acquire, hold, own, exercise, exploit, dispose of or realize upon the same, all in connection with any business, object or purpose of the Corporation.

            (r) To cause or allow the legal title to, or any legal or equitable interest in, any security or any other real or personal property of the Corporation to remain or be vested or registered in the name of any other person, whether upon trust for or as agent or nominee of the Corporation or otherwise for its account or benefit.

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            (s) To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation with any person or public authority in the carrying on of any business, object or purpose of the Corporation.

            (t) To acquire all or any part of the goodwill, rights, properties and business of any person engaged in any business, object or purpose similar to any business, object or purpose which the Corporation is authorized to transact, promote or carry on, to pay for the same in cash or in any security or securities issued by the Corporation or any other person or otherwise; to hold, conduct, utilize and in any manner dispose of the whole or any part of the goodwill, rights, properties or business so acquired; and to assume in connection therewith any liabilities or obligations of such person.

            (u) To borrow money for any business, object or purpose of the Corporation from time to time without limit as to amount; to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness; to secure the payment thereof and of the interest thereon by any mortgage on, or any pledge, conveyance or assignment in trust of, the whole or any part of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired; and to sell, assign, mortgage, pledge or otherwise dispose of any securities issued by the Corporation for any business, object or purpose of the Corporation. To lend to others any of its money or other property, with or without security, and to guarantee the loans and obligations of others, in each case for any business, object or purpose of the Corporation and from time to time without limit as to amount.

            (v) To purchase, hold, sell, transfer, reissue or cancel shares of its own capital stock or any other securities issued by it.

            (w) To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein provided for and to do every other act and thing incidental thereto or in connection therewith.

            (x) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                  CAPITAL STOCK

            SHARES AND CLASSES AUTHORIZED. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is twenty thousand (20,000) shares, of which ten thousand (10,000) shares are to be Common Stock of the par value of ten cents ($.10) each and ten thousand (10,000) shares are to be Preferred Stock of the par value of ten cents ($.10) each.

            DESCRIPTION OF CAPITAL STOCK. The voting powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or

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restrictions thereof, of the classes of stock of the Corporation which are fixed by this Certificate of Incorporation, and the authority vested in the Board of Directors to fix by resolution or resolutions providing for the issue of Preferred Stock and the voting powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of Preferred Stock which are not fixed by the Certificate of Incorporation, are as follows:

                                 PREFERRED STOCK

            1. The Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding as may be determined from time to time by the Board of Directors prior to the issuance of any shares thereof, in any or all of the following, but in no other, respects:

            (a) The rate of dividend, if any, which the Preferred Stock of any such series shall be entitled to receive, whether the dividends of such series shall be cumulative or non-cumulative and, if such dividends shall be cumulative, the date from which they shall be cumulative.

            (b) The right or obligation, if any, of the Corporation to redeem shares of Preferred Stock of any series and the amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the redemption thereof, and the right of the Corporation, if any, to reissue any such shares after the same shall have been redeemed.

            (c) The amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the voluntary liquidation, dissolution or winding up of the Corporation, or in case of the involuntary liquidation, dissolution or winding up of the Corporation.

            (d) The right, if any, of the holders of Preferred Stock of any such series to convert the same into other classes of stock, and the terms and conditions of such conversion.

            (e) The voting power, if any, of the holders of Preferred Stock of any series, and the terms and conditions under which they may exercise such voting power.

            (f) The terms of the sinking fund or fund of a similar nature, if any, to be provided for the Preferred Stock of any such series.

            The description and terms of the Preferred Stock of each series in respect of the foregoing particulars shall be fixed and determined by the Board of Directors by appropriate resolution or resolutions at or prior to the time of the authorization for the issue of the original shares of each such series.

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            2. In case the stated dividends and the amounts payable on liquidation, dissolution or winding up of the Corporation are not paid in full, the stockholders of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged and paid in full.

            3. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, preferential dividends in cash at, but not exceeding, the annual rate fixed for each particular series. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than dividends referred to in this paragraph 3.

            4. So long as any of the Preferred Stock remains outstanding, in no event shall any dividend whatever, whether in cash or other property (other than in shares of Common Stock), be paid or declared on the Common Stock by the Corporation unless (a) the full dividends of the Preferred Stock for all past dividend periods from the respective date or dates on which they became cumulative shall have been paid and the full dividend thereon for the then current quarter-yearly dividend period shall have been paid or declared and a sum set apart sufficient for the payment thereof, and (b) if at any time the Corporation is obligated to retire or redeem shares of any series of the Preferred Stock pursuant to a sinking fund or a fund of a similar nature or otherwise, all arrears, if any, in respect of the retirement or redemption of the Preferred Stock of all such series shall have been made good. Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock in accordance with paragraph 8 of this Article IV, as the case may be, from time to time out of the remaining funds of the Corporation legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock or otherwise. No limitations, conditions or restrictions whatever are imposed by the provisions of this paragraph 4 upon the purchase or redemption or other acquisitions by the Corporation of any class or classes of any capital stock of the Corporation.

            5. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid in cash the applicable liquidation price per share determined in the manner, or in the amount, fixed at the time of the original authorization of issuance of shares of such respective series, together with a sum, in the case of each share of the Preferred Stock, computed at the annual dividend rate for the series of which the particular share is a part from the date on which dividends on such share became cumulative to the date fixed for such distribution or payment less the aggregate amount of all dividends theretofore and on such distribution or payment date paid thereon. If such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock.

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            6. Notice of every redemption of Preferred Stock at the option of the Board of Directors shall be mailed at least 30 days in advance of the date determined by the Board of Directors for such redemption (herein called the "redemption date") to each holder of shares so to be redeemed at his address as the same shall appear on the books of the Corporation as of the date of mailing such notice. Such notice shall state the redemption date and the class and number of shares to be redeemed. The holder or holders of the shares of such stock to be redeemed shall deliver the certificate or certificates representing such shares, properly endorsed for transfer, to the Corporation at its principal place of business on the redemption date, against payment therefor. Any Federal or State documentary stamp tax payable on the transfer to the Corporation of the shares to be redeemed shall be paid by the Corporation. The shares of such stock to be redeemed shall be selected in such manner as the Board of Directors may determine, it being expressly understood that any such redemption need not be ratable among the holders of any class or classes of the Corporation's capital stock and may be limited to all or part of the shares of one or more classes of the stock held by one or more holders of stock. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the terms and conditions upon which such stock shall be redeemed from time to time. If any notice of redemption shall have been given as aforesaid, and if on or before the redemption date the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holder or holders of the shares so called for redemption, then, from and after the redemption date, notwithstanding that any certificates for shares of stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall not be deemed outstanding, the right to received any dividends thereon shall cease to accrue from and after the redemption date and all rights of the holder or holders of the shares of stock so called for redemption shall forthwith, after the redemption date, cease and terminate, excepting only the right to receive the amount payable in respect of such redemption but without interest. Any moneys so set aside by the Corporation and unclaimed at the end of five years from the redemption date shall, to the extent permitted by applicable law, revert to the general funds of the Corporation, after which reversion such funds shall become contributions to the capital of the Corporation and the holder or holders of such shares shall have no further claim or right to such funds.

                                  COMMON STOCK

            7. Except as otherwise required by law and except as expressly provided in this Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the foregoing provisions of this Article IV with respect to the Preferred Stock, the holders of the Common Stock (i) shall have the exclusive voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder except as otherwise required by law, and (ii) shall be entitled to received dividends declared payable in such property or shares of the capital stock of the Corporation when and as declared by the Board of Directors.

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                                   ARTICLE V
                  RESTRICTIONS ON DIVIDENDS AND OTHER PAYMENTS

            1. Notwithstanding any other provision contained herein, the Corporation shall not be required to declare or pay any dividend, or redeem, purchase or make any other payment or distribution in respect of, any share of its capital stock if such declaration, payment, redemption, purchase or other payment or distribution would be contrary to any term or provision then in effect of (i) any constitution or any rule or regulation of any securities or commodities exchange, board of trade, clearing corporation or association or any similar organization of which the Corporation is a member or with which it has trading or other privileges, or (ii) any rule or regulation of the Securities and Exchange Commission, including without limitation Rule 15c3-1 under the Securities Exchange Act of 1934, or of any other governmental body having appropriate authority, or (iii) any evidence of indebtedness of the Corporation or any agreement under or pursuant to which any indebtedness of the Corporation shall be outstanding, or (iv) any applicable law (including without limitation the General Corporation Law of Delaware).

            2. No dividend shall be declared or paid which shall impair the capital of the Corporation nor shall any distribution of assets be made to any holder of the Corporation's capital stock unless the value of the assets of the Corporation remaining after such payment or distribution is at least equal to the aggregate of its debts and liabilities, including capital.

                                   ARTICLE VI
                     RIGHT OF CORPORATION TO EXCHANGE SHARES
                  OF PREFERRED STOCK FOR SHARES OF COMMON STOCK

            1. In order to enable the Corporation to qualify for trading privileges or other privileges on any of the various securities exchanges, boards of trade, commodities exchanges, clearing corporations or associations and/or other similar organizations located within or without the United States, whether as a member corporation thereof or otherwise, and to continue so qualified in good standing, and in order to insure that the business of the Corporation will be carried on in a manner consonant with the Corporation's responsibilities to the public as an organization so qualified, all shares of stock of the Corporation shall at all times be held subject to all of the agreements, conditions and restrictions set forth in this Certificate of Incorporation, the provisions of which shall at all times apply equally both to an original holder of shares and to each and every subsequent holder thereof, except as herein specifically otherwise provided, and each holder of shares of stock of the Corporation by the acceptance of a stock certificate representing such shares agrees with the Corporation and with each other holder of shares of the Corporation, in consideration of such agreement of each such other holder, to such agreements, conditions and restrictions, as hereinafter set forth.

            2. Whenever a holder of shares of Common Stock of the Corporation is required to be approved by the constitution or rules of the New York Stock Exchange or any other securities exchange, board of trade, commodities exchange, clearing corporation or association, or similar organization in which the Corporation has membership privileges (collectively referred to as the "Exchange") and such holder fails or ceases to be so approved, the Corporation is hereby authorized at its option to issue shares of Preferred Stock authorized by

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Article IV in exchange for shares of outstanding Common Stock of the Corporation held by such holder, the Preferred Stock to have a voluntary liquidation preference equal to the aggregate net book value of the shares of Common Stock of the Corporation so exchanged, as determined by the Board of Directors; PROVIDED, HOWEVER, that the number of shares of Common Stock so exchanged shall not exceed that number of shares required to reduce such person's ownership of Common Stock below that level at which a holder of Common Stock is required to be approved. Such Preferred Stock shall not have general voting powers and shall not be convertible into Common Stock or other capital stock or securities of the Corporation having general voting powers.

            3. Whenever any parent of the Corporation within the meaning of the constitution or rules of the Exchange fails or ceases to satisfy the requirements of the constitution or rules of the Exchange with respect to a parent, the Corporation is hereby authorized at its option to issue shares of its Preferred Stock authorized by Article IV in exchange for shares of outstanding Common Stock of the Corporation held by such parent, the Preferred Stock to have a voluntary liquidation preference equal to the aggregate net book value of the shares of Common Stock of the Corporation so exchanged, as determined by the Board of Directors; PROVIDED, HOWEVER, that the number of shares of Common Stock so exchanged shall not exceed that number of shares required to reduce such person's direct or indirect ownership of Common Stock below that level which enables such parent to exercise a controlling influence over the management or policies of the Corporation. Such Preferred Stock shall not have general voting powers and shall not be convertible into Common Stock or other capital stock or securities having general voting powers.

            4. Whenever shares of Common Stock are to be exchanged as provided in paragraphs 2 and 3 of this Article VI, the Corporation shall forthwith mail by first class registered mail written notice of exchange at least 30 days in advance of the date designated for such exchange (herein called the exchange date) to the holder of shares of Common Stock of the Corporation so to be exchanged at his address as it appears on the books of the Corporation. Such notice shall state the time and place of the exchange and the number of shares of Preferred Stock and Common Stock of the Corporation to be exchanged, and give the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Preferred Stock. After the notice of exchange has been given as aforesaid and after the Board of Directors has duly authorized the shares of Preferred Stock to be issued in exchange for the shares of Common Stock of the Corporation, the person who is required to be approved by the Exchange or the parent within the meaning of the constitution and rules of the Exchange, as the case may be, holding such shares of Common Stock of the Corporation shall surrender on the exchange date the certificate or certificates for the shares of Common Stock of the Corporation so required to be exchanged. Notwithstanding that any certificate for shares of Common Stock of the Corporation required to be exchanged has not been surrendered for exchange, such person or parent shall cease to possess after the exchange date any of the rights of holders of Common Stock of the Corporation with respect to such shares called for exchange, except the right to receive the shares of Preferred Stock. Nothing herein shall be deemed to affect the right of any such holder to sell or otherwise dispose of his shares of Common Stock of the Corporation prior to the exchange date and in the event the holder, before the exchange date, sells or otherwise disposes of the number of shares required to be exchanged, the exchange shall not take place.

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            5. The net book value of any shares of stock of the Corporation exchangeable for Preferred Stock pursuant to the provisions of paragraphs 2 or 3 of this Article VI shall be determined by the Corporation as of the end of the month used by the Corporation for accounting purposes next following the month used by the Corporation for accounting purposes during which the event occurs which gives rise to such right and option of the Corporation, as set forth in paragraph 1 of this Article VI, or as of the close of the fiscal year of the Corporation in which such event occurs, whichever shall occur earlier irrespective of when the Corporation receives actual knowledge of the event giving rise thereto.

                                  ARTICLE VII
                                 INDEMNIFICATION

            1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

            3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding

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                                                                              11


referred to in paragraphs 1 or 2 of this Article VII or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            4. Any indemnification under paragraph 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph 1 or 2 of this Article VII, as the case may be. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

            5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VII.

            6. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

            7. The Corporation shall, to the extent authorized by the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Delaware General Corporation Law.

            8. For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

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                                                                              12


            9. For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

                                  ARTICLE VIII
                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

            No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IX
                      RELIANCE BY DIRECTORS ON REPORTS AND
                       CERTIFICATES OF OFFICERS AND OTHERS

            A director of the Corporation will not be liable to any person on account of any action undertaken by him as such director or as a member of any committee of the Board of Directors in reliance in good faith upon the existence of any fact or circumstance reported or certified to the Board of Directors of the Corporation or to any committee of said Board, of which he is a member, by any officer of the Corporation or by any independent auditor, engineer or consultant retained or employed as such by the Board of Directors of the Corporation or by such committee.

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                                                                              13


                                   ARTICLE X
                        COMPROMISE OR ARRANGEMENT BETWEEN
                  CORPORATION AND ITS CREDITORS OR STOCKHOLDERS

            Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE XI
                                LOCATION OF BOOKS

            The books of the Corporation may be kept, subject to any applicable statutory provision, outside the State of Delaware at such place or places as may be, from time to time, designated by the Board of Directors or in the By-Laws of the Corporation.

                                  ARTICLE XII
                      SUBMISSION OF DISPUTES TO ARBITRATION

            So long as the Corporation shall be a member or allied member of the New York Stock Exchange, any dispute with regard to the interpretation or application of the provisions of Article V of this Certificate of Incorporation shall be submitted to arbitration by the New York Stock Exchange in accordance with the customs, rules and regulations of said New York Stock Exchange at the time prevailing, and the decision of such arbitration shall be binding and conclusive upon the parties to any such dispute. If the Corporation shall not be a member or allied member of the New York Stock Exchange, such dispute shall be submitted to arbitration in the City of New York, New York, in accordance with the rules and regulations of the American Arbitration Association.

                                  ARTICLE XIII
                       POWER OF DIRECTORS TO AMEND BY-LAWS

            In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the By-

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                                                                              14


Laws of the Corporation, except as otherwise expressly provided in any By-Laws of the Corporation made by the holders of the capital stock of the Corporation entitled to vote thereon. Any By-Law may be made, altered, amended or repealed by the holders of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

                                   ARTICLE XIV
                      ELECTION OF DIRECTORS WITHOUT BALLOT

            The election of directors need not be by ballot unless the By-Laws of the Corporation so provide.

            IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed on the 3rd day of September 1981.

                                         SHEARSON LOEB RHOADES INC.


                                         By  /s/ Sanford I. Weill
                                           ---------------------------------
                                                 Sanford I. Weill
                                              Chairman of the Board

ATTEST:


  /s/ Barbara C. Kullen
 --------------------------------
      Barbara C. Kullen
         Secretary